Kandi Technologies Chairman Donates Personal Ownership of 11 Pure EV Patents to the Company

JINHUA, China, April 23, 2012 -- Kandi Technologies, Corp. (the 'Company' or 'Kandi') (NASDAQ: KNDI), a leading Chinese manufacturer and developer of pure electric vehicles (EVs) and all-terrain vehicles (ATVs), announced today that the intellectual property rights relating to eleven key pure electric vehicle (EV) patents developed and previously personally owned by Mr. Xiaoming Hu, Chairman and CEO of the Company, already have been or are in the process of being transferred to the Company.

The eleven donated patents include:

•	One patent relating to the chassis of electric vehicles equipped with a removable battery module
•	Three patents for EV battery exchange systems
•	One patent for electric vehicle sliding drawer for battery
•	Two patents for automatic electric vehicle charging systems
•	One patent for an automatic EV charging system for a vertical parking facility
•	Two patents for battery storage packs for electric vehicles
•	One patent for quick battery exchange (QBE) battery pack technology

The Company explained that, to date, the State Intellectual Property Office of China (SIPO) has approved the transfer of seven patents from Chairman Hu to Kandi Technologies, while the remaining four patent transfers are still in progress and are expected to be approved by SIPO within the next two months.

Mr. Mingyang Zheng, a Director of Kandi and Chairman of the Compensation Committee, commented, “The Board thanks our Chairman for his generosity in donating these valuable patents to Kandi. As our shareholders are aware, Mr. Hu, prior to founding Kandi, previously headed EV development for Zhejiang Province and is recognized as one of the leading pure EV experts and innovators in China. We are fortunate that this latest contribution contributes importantly to further building the value for all Kandi shareholders. It is also another reflection of his optimism about our company’s future success as an EV industry leader.”

Mr. Hu added, “ I have devoted many years of my professional career to the commercialization of a pure EV solution. With a break-through year ahead of us, I think the timing is perfect for me to contribute all of my personal owned patents to Kandi. My confidence in Kandi’s continued leadership in the EV industry is stronger than ever as is my commitment to building long term value for our shareholders.”

About Kandi Technologies, Corp.

Kandi Technologies, Corp. (NASDAQ: KNDI) is a manufacturer and exporter of a variety of vehicles in China, making it a world leader in the production of popular off-road vehicles (ORVs). It also ranks among the leading manufacturers in China of all-terrain vehicles (ATVs), specialized utility vehicles (UTVs), and a recently introduced second-generation high mileage, two-seat three-wheeled motorcycle. Another major company focus has been on the manufacture and sale of the COCO electric vehicle (EV), a highly economical, beautifully designed, all-electric super mini-car for neighborhood driving and commuting. The convertible and hardtop models of the COCO EV are available in the United States and other countries, while the Chinese government has approved the sale of Kandi EVs in China since 2010. The Company's products can be viewed at http://www.kandivehicle.com and its corporate website is http://www.chinakandi.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts:

China:

Kandi Technologies Corp.

Phone: 86-579-82239856

U.S.A.

Email: IR@kandigroup.com
Phone: 1-212-551-3610